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                                                                    Exhibit 23.4

                              Consent of Appraiser

     LECG, LLC hereby consents to the references by AMI Semiconductor, Inc., AMIS Holdings, Inc., AMI Acquisition LLC and AMI Acquisition II LLC made to us and/or our appraisal (i) under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (ii) in the Notes to the Combined/Consolidated Financial Statements of AMIS Holdings,
Inc. and Subsidiaries, each in the Prospectus constituting a part of the Registration Statement, File No. 333-103070, on Form S-4 filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                             Sincerely,


                                             LECG,LLC

                                             by:  /s/ Rick Hoffman
                                                  ---------------------
                                                  Name:  Rick Hoffman
                                                  Title: Director

Date: May 29,2003










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